UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35798 (Commission File No.)	77-0557236 (IRS Employer Identification No.)

830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078
(Address of principal executive offices and zip code)

(973) 200-3010
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 24, 2022, Humanigen, Inc. (the “Company”), received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a period of 180 calendar days, or until February 20, 2023, to regain compliance with the minimum bid price requirement.

On February 21, 2023, the Company received a letter from the Staff of Nasdaq notifying the Company that it had not regained compliance with the minimum bid price requirement as of February 20, 2023 and that it was not eligible for a second 180 day extension period. The Nasdaq Staff’s letter specifically noted that the Company does not comply with the stockholders’ equity initial listing requirement for The Nasdaq Capital Market. The total market value of the Company’s listed securities also remains below the $35 million requirement for continued listing on The Nasdaq Capital Market.

The Nasdaq Staff’s letter informed the Company that, unless the Company were to request a hearing – which the Company intends to do - before a Nasdaq Hearings Panel (the “Panel”) to appeal Nasdaq’s delisting determination by 4:00 p.m. Eastern Time on February 28, 2023, the Company’s securities would be suspended from trading on and delisted from The Nasdaq Capital Market at the opening of business on March 2, 2023.

The Company plans to timely request a hearing before the Panel, which request will stay any further suspension or delisting action by Nasdaq pending completion of the hearing process and the expiration of any extension period that may be granted by the Panel, not to exceed 180 days from February 21, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s intent to request a hearing before a Nasdaq Hearings Panel. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be successful in its appeal to the Panel, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that the Panel may not grant the Company time to implement a corrective plan presented before the Panel or relief from a delisting determination, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief were granted, among other risks and uncertainties. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”), as updated in the Company’s Quarterly Reports on Form 10-Q, and the Company’s other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any forward-looking statements speak only as of the date of this Form 8-K and are based on information available to the Company as of the date of this Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01.	Other Events.

On February 21, 2023, the Company and Avid Bioservices, Inc. (“Avid”) entered into a Settlement Agreement (the “Settlement Agreement”) providing for a conditional resolution of certain previously reported disputes between the Company and Avid arising pursuant to the commercial agreements between the two parties (collectively, the “Lenzilumab Disputes”).

Pursuant to the Settlement Agreement, the Company made a one-time payment of $3.0 million to Avid (the “Settlement Payment”). In addition, the parties mutually agreed that, effective upon the expiration of 120 days from the date of the Settlement Agreement and only if Humanigen has not by such date filed for or been placed into bankruptcy or commenced an assignment for the benefit of creditors or other insolvency proceeding, the parties will dismiss the pending Lenzilumab Disputes and release and discharge each other from all existing claims, demands, causes of actions, charges and grievances of any kind arising out of, or relating to, the Lenzilumab Disputes and the commercial agreements between the parties, which were terminated in accordance with their respective terms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUMANIGEN, INC.

Dated: February 24, 2023	By:	/s/ Cameron Durrant
	Name:	Cameron Durrant
	Title:	Chairman of the Board and Chief Executive Officer